Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 2 to Registration Statement No. 333-123104 of Loews Corporation on Form S-3 of our report dated February 28, 2005 (May 5, 2005 as to Note 25 which describes the restatement of the consolidated financial statements), relating to the consolidated financial statements and financial statement schedules of Loews Corporation (which report expressed an unqualified opinion and included an explanatory paragraph relating to a change in method of accounting for goodwill and other intangible assets in 2002 to conform to Statement of Financial Accounting Standards No. 142) and our report dated February 28, 2005, relating to management’s report on the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K/A of Loews Corporation for the year ended December 31, 2004 and to the reference to us under the heading “Experts” in the Prospectus, which is part of the Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, NY

May 5, 2005